Exhibit 10.11

This is an English Translation

Listing Number: G310SH1004725

Contract Number:

Contract for Equity Exchange in Shanghai

Prepared by

Shanghai Administration for Industry and Commerce

Shanghai Municipal Equity Exchange Administration Office

Notes to Contract

I.                                         The document is a model contract formulated in accordance with the PRC Contract Law, Tentative Measures on Administration of Enterprise State-owned Equity Transfer and Measures on Administration of Equity Exchange of Shanghai. The terms that constitute the essence of this model Contract are for guidance and should be used as applicable. The terms set out herein, including those in the brackets, shall be chosen by the contractual parties at their own discretion when entering into the Contract.

II.                                     In order to better safeguard the rights and interests of the contractual parties, both parties shall exercise due diligence and strive to be as elaborate and accurate as possible. When it comes to detailed terms and conditions, relevant matters should be clearly stated, and irrelevant articles shall be marked as “these terms shall not be applicable to this Contract” or “these articles are irrelevant to this Contract”.

III.                                 Transferor refers to the owner, contributor or disposer of the equities of Transfer Target.

IV.                                 Transferee refers to the legal person or natural person or other entity that acquires the equities with consideration by way of agreement transfer, auction or tendering and bidding at Shanghai United Assets and Equity Exchange.

V.                                     The basic information of contractual parties should be completed as required by the Contract. The type of business should be completed as what is stated in the business license of Transferor and Transferee. If the relevant party is a natural person, information to be provided shall include his/her name, nationality, ID number (passport number), residence address, zip code, telephone number and bank account number, etc. If there are several parties as to the Transferor and Transferee under this Contract, such information of each party shall be set out in the Contract respectively.

VI.                                 Transfer Target refers to the equities (all or part of) legally owned by a legal person, natural person or other entity, including land use rights, real estate and buildings, equipment, vehicles, technology projects, trademark rights, patents, etc.

VII.                             Transfer Price: Prior to the equity transfer, state-owned equities should be subject to asset appraisal, the value of which should serve as reference for transfer price. Determination of transfer price directly through bidding or agreement without asset appraisal generally only applies to non-state-owned equities.

VIII.                         Employee relocation involved in equity transfer refers to the relevant matters in connection with the proper relocation of employees of the target enterprise in accordance with the relevant provisions. Where the Tentative Measures on Administration of Enterprise State-owned Equity Transfer applies, the resolution of employees’ congress on the employee relocation program should be attached as a schedule to this Contract.

IX.                                Succession of creditor’s rights and settlement of debts involved in the equity transfer refers to the disposal of creditor’s rights and debts (including overdue debts to the employees) of the target enterprise. Where the Tentative Measures on Administration of Enterprise State-owned Equity Transfer applies, the agreement on creditor’s rights and debts which is approved by the relevant financial institution should be attached as a schedule to this Contract.

X.                                    Disposal of assets refers to the disposal of actual items of the target, such as land use rights, real estate and buildings, equipment, vehicles, technology projects, trademark rights, patents, etc., pursuant to the specific agreements of the target.

XI.                                Equity Exchange Benchmark Date refers to the specific point of time when the value of Transfer Target is reflected.

XII.                            Default liabilities: if the parties have agreed on both liquidated damages and security deposits, one party may choose to apply either the clauses applicable to the liquidated damages or the clauses applicable to the security deposits when the other party breaches the Contract.

XIII.                        Dispute resolution: apart from consultation and mediation, the parties hereto may choose to apply for arbitration or resort to litigation in case of disputes. However, once the approach of arbitration is chosen, other approaches are no longer applicable.

Parties and Entrusted Parties Involved in this Contract

Transferor (“Party A”): Shanghai Huadong Industrial Co., Ltd.

Address: No. 572 Madang Road, Shanghai

Legal Representative: Zhuang Zheng	Type of Business: Limited Liability Company

Registered Capital: RMB Two Hundred Million

Entrusted Broker Entity: Shanghai Chang Feng Equities Brokerage Co., Ltd.	Tel: 021-55807512

Transferee (“Party B”): Beijing China Auto Rental Co., Ltd.

Address: Room 2801, 2A Wang Zhonghuan South Road, Chaoyang District, Beijing

Legal Representative: Lu Zhengyao	Type of Business: Limited Liability Company

Registered Capital: RMB Ninety-Seven Million Eight Hundred and Thirty-Seven Thousand Eight Hundred and Twenty-Seven

Entrusted Broker Entity: Shanghai Zhi Ang Investment Consulting Co., Ltd.	Tel: 021-63507720

Based on the principles of free will, fairness and good faith, Party A and Party B hereby enter into this Contract for mutual compliance in accordance with PRC laws and regulations and the Measures on Administration of Equity Exchange of Shanghai.

WHEREAS:

1                                          Shanghai Huadong Auto Rental Co., Ltd. (hereinafter referred to as the “Target Company”) was established on 30 July 2003 with a registered capital of RMB9 million. Shanghai Huadong Industrial Co., Ltd. holds 100% share equities of Target Company.

2                                          According to the evaluation, the net assets of Shanghai Huadong Auto Rental Co., Ltd. amounts to RMB22.5739 million, with its total assets of RMB27.8711 million and total liabilities of RMB5.2971 million.

3                                          Both parties have been authorized in connection with the transfer of 100% share equities of Shanghai Huadong Car Rental Co., Ltd. and the creditor’s rights of RMB2.5 million.

ARTICLE ONE                                                             TRANSFER TARGET

Party A agrees to transfer 100% share equities and related interests of Shanghai Huadong Auto Rental Co., Ltd. as well as its creditor’s rights of RMB2.5 million to Party B with consideration. The target of equity transfer shall include all the current or future rights affiliated to such share equities upon the signing of this Contract.

ARTICLE TWO                                                        TRANSFER PRICE

Party A agrees to transfer the aforementioned share equities and creditor’s rights to Party B at a price of RMB25.50 million (Twenty-Five Million Five Hundred Thousand), among which the price for equity transfer is RMB23 million (Twenty-Three Million).

ARTICLE THREE                                               WAY OF EQUITY TRANSFER

Subject to evaluation and filing, after being listed on Shanghai United Assets and Equity Exchange (listing number: G310SH004725) and determining the transferee and Transfer Price, the equity exchange contract shall be entered into and the equity transfer shall be proceeded by way of agreement.

ARTICLE FOUR                                                     EMPLOYEE RELOCATION INVOLVED IN EQUITY TRANSFER

The Transferee agrees that the Target Company shall continue to perform the labor contracts with the active employees of Target Company.

ARTICLE FIVE                                                            SUCCESSION AND SETTLEMENT OF CREDITOR’S RIGHTS AND DEBTS INVOLVED IN EQUITY TRANSFER

After the equity transfer, the creditor’s rights and debts of Target Company will be succeeded and assumed by the new company after the equity change.

ARTICLE SIX                                                                  ASSET DISPOSAL INVOLVED IN EQUITY TRANSFER

This article is not applicable to this Contract.

ARTICLE SEVEN                                               PAYMENT METHOD, PERIOD AND TERMS FOR THE TOTAL EQUITY TRANSFER CONSIDERATION AND THE METHOD FOR PAYMENT IN ONE LUMP-SUM OR BY INSTALLMENT AS AGREED BY PARTY A AND PARTY B

Party A and Party B agree that:

(1)                                        The security deposits in RMB3 million paid by Party B to Shanghai United Assets and Equity Exchange at early stage shall be converted into the equity Transfer Price and be remitted through the Equity Exchange to the account designated by Party A;

(2)                                        Within five working days after this Contract becomes effective, Party B shall pay the balance of RMB22.50 million (Twenty-Two Million Five Hundred Thousand) to the bank account designated by Shanghai United Assets and Equity Exchange in one lump sum, and within three working days since the issuance of equity exchange certificate, Shanghai United Assets and Equity Exchange shall transfer such amount of payment to the bank account designated by Party A in one lump sum.

ARTICLE EIGHT                                                  CLOSING MATTERS TO THE EQUITY TRANSFER

1                                          Party A and Party B agree that the Equity Exchange Benchmark Date of this equity transfer shall be 31 December 2009. All the profits or losses and risks arising out of the Target Company during the period starting from the Equity Exchange Benchmark Date to the closing date of this equity transfer shall be succeeded by the Transferee pro rata with the transferred share equities. However, the Transferor shall make a truthful and detailed disclosure of the profits or losses and risks during such period, and such disclosure shall be attached as a schedule to this Contract for signing. If the Transferee discovers that disclosure is untruthful or incomplete after completion, the Transferor shall be obliged to undertake all the liabilities and compensate for the losses.

2                                          Party A agrees that when handling the equity change procedures for this equity transfer, any of its directors designated or nominated by Party A shall resign from such position.

3                                          If, after the handover between Party A and Party B, Party B discovers that the equities acquired from Party A are inconsistent with the information and facts provided by Party A for Shanghai United Equities, Party B shall have the right to claim damages against Party A and reserve such right in accordance with the relevant PRC laws.

4                                          Party A and Party B may conduct the handover procedures in relation to Shanghai Huadong Auto Rental Co., Ltd. after Shanghai United Assets and Equity Exchange issues the equity exchange certificate and Party A receives the Transfer Price for this equity transfer. Once Party B signs and seals on the handover list issued by Party A, the handover procedures of Target Company shall be deemed as completed.

ARTICLE NINE                                                          ALTERATION OF EQUITY CERTIFICATE

Through consultation and cooperation between Party A and Party B, the Target Company shall complete the registration alteration formalities in relation to the transferred equities within sixty working days from the effective date of this Contract.

ARTICLE TEN                                                               TAXES AND FEES OF EQUITY TRANSFER

Taxes arising out of the equity transfer shall be paid by each party respectively in accordance with applicable PRC laws and regulations.

Fees arising out of the equity transfer shall be paid by each party respectively according to the negotiation and agreement between Party A and Party B.

ARTICLE ELEVEN                                        DEFAULT LIABILITIES

1                                          Each party shall undertake default liabilities for its breach of Contract. If the default of Party A leads to the failure of performance of this Contract, Party A shall return the security deposits to Party B at a double amount. If the default of Party B leads to the failure of performance of this Contract, Party B shall be deprived of its right to claim the security deposits.

If both parties agree to terminate this Contract, Party A shall return the security deposits to Party B.

2                                          If Party A fails to complete the equity transfer as scheduled or Party B fails to pay the total equity Transfer Price as scheduled, an amount of liquidated damages equal to 0.3% of the total price shall be paid to the other party for each day of delay.

ARTICLE TWELVE                                   DISPUTE RESOLUTION

Any disputes between both parties arising out of the performance of this Contract may be resolved through consultation; referred to Shanghai United Assets and Equity Exchange for mediation; or referred to Shanghai Arbitration Commission for arbitration.

ARTICLE THIRTEEN                          AMENDMENTS AND TERMINATION OF THE CONTRACT

This Contract may be amended or terminated in occurrence of the following incidents:

1                                          There is a change of circumstances and such amendments or termination has been agreed upon by both parties and will not harm the national and social public interests.

2                                          There is an event of force majeure which renders all the obligations under this Contract unable to be performed.

3                                          As acknowledged by the other party, one party fails to perform this Contract within the period specified by the Contract for a certain cause.

4                                          The situations for amendment or termination of contract as provided in this Contract have occurred.

If Party A and Party B agree to terminate this Contract, Party A shall return all the amounts that have been paid to Party B.

In case of amendment and termination of this Contract, Party A, Party B and their entrusted brokers must enter into an agreement on amendment or termination of contract and submit the same to Shanghai United Assets and Equity Exchange for filing.

ARTICLE FOURTEEN                      UNDERTAKINGS OF BOTH PARTIES

1                                          Party A undertakes that the equity title transferred from Party A is true and complete, without concealing any of the following issues:

(1)                                  Seizure of assets by enforcement authority;

(2)                                  Security over the interests and equities;

(3)                                  Concealment of assets;

(4)                                  Pending litigation;

(5)                                  Any other facts that may have impact on the truthfulness and completeness of the equity title.

2                                          Party A undertakes and warrants that the normal business of Target Company will be maintained during the period from the Equity Exchange Benchmark Date of this equity transfer to the closing date of this equity transfer and there will be no guaranty, loan and litigation that may have material impact on the business of Target Company, nor will there any significant change of personnel.

3                                          Party B undertakes to Party A that it has the entire rights and capacities to acquire the equities, has met the basic requirements to become a shareholder of the auto rental company, and has no frauds.

4                                          Without the prior written consent of the other party, neither parties may reveal any contents of this Contract.

ARTICLE FIFTEEN                                      MISCELLANEOUS

This Contract shall take effect after being signed and sealed by Party A, Party B, the professional equity brokers and the equity broker entities.

Where the effectiveness of this Contract is otherwise provided by the national laws and regulations, such provisions shall prevail.

The Notes to Contract and the indispensable attachments to this Contract shall be of the same legal effect as this Contract.

This Contract shall have seven original copies, with Party A, Party B, Target Company, two equity broker entities, Shanghai United Assets and Equity Exchange and the relevant Administration for Industry and Commerce each holding one copy.

(No text below)

Attachments:

1. Party A:

Business license, organization code certificate, tax registration certificate, registration certificate of state-owned equities, articles of association, board resolutions, approval letter from higher authority and legal opinion.

2. Party B:

Business license, organization code certificate, tax registration certificate, articles of association, shareholder resolutions and balance sheet.

3. Target Company:

Business license, organization code certificate, tax registration certificate, registration certificate of state-owned equities, capital verification report, articles of association, shareholder resolutions, audit report, evaluation report, filing form. Disclosure of profits or losses and risks of Target Company (from the Equity Exchange Benchmark Date to the closing date of this equity transfer).

(No text in this page)

Transferor (Party A):	Transferee (Party B):

Shanghai Huadong Industrial Co, Ltd.	Beijing China Auto Rental Co., Ltd.

(Seal) (Company seal is affixed)	(Seal) (Company seal is affixed)

Legal Representative or	Legal Representative or

Authorized Representative (Signature):	Authorized Representative (Signature):
/s/	/s/

Equity Broker Entity:	Equity Broker Entity:

(Seal) (Company seal is affixed)	(Seal) (Company seal is affixed)

Shanghai Chang Feng Equities Brokerage Co., Ltd.	Shanghai Zhi Ang Investment Consulting Co., Ltd.
/s/	/s/

Place of Signing: Shanghai

Date of Signing: 20 August 2010

Shanghai United Assets and Equity Exchange (Transaction Contract Approval Chop)

Seal is affixed

24 August 2010